UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2012

INSULET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9 Oak Park Drive

Bedford, Massachusetts 01730

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 457-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Insulet Corporation (the “Company”) held its Annual Meeting of Stockholders on May 2, 2012. For more information on the following proposals, see the Company’s proxy statement dated March 30, 2012 (the “Proxy Statement”).

(a)	The stockholders elected each of the following two nominees to the Board of Directors as Class II Directors, each to serve for a three-year term and until their successor has been duly elected and qualified or until their earlier resignation or removal:

Nominee	Vote “For”	Vote “Withheld”	Broker Non-Votes
Charles Liamos	40,985,039	1,127,054	2,484,248
Daniel Levangie	42,042,716	69,377	2,484,248

The terms in office of the Class I Directors (Sally Crawford, Regina Sommer and Joseph Zakrzewski) and the Class III Directors (Duane DeSisto and Steven Sobieski) continued after the Annual Meeting.

(b)	The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Vote “For”	Vote “Against”	Abstentions	Broker Non-Votes
41,810,371	292,666	9,056	2,484,248

(c)	The stockholders approved an amendment to the Company’s Amended and Restated 2007 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 3,775,000 shares.

Vote “For”	Vote “Against”	Abstentions	Broker Non-Votes
36,582,146	5,520,124	9,823	2,484,248

(d)	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Vote “For”	Vote “Against”	Abstentions	Broker Non-Votes
44,441,507	150,881	3,953	0

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

May 4, 2012	By:	/s/ Brian K. Roberts
Chief Financial Officer